As filed with the Securities and Exchange Commission on December 6, 2011
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The Bon-Ton Stores, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2835229

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 East Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
The Bon-Ton Stores, Inc.
Retirement Contribution Plan
(Full title of the plan)
J. Gregory Yawman, Esquire
Vice President-General Counsel and Secretary
The Bon-Ton Stores, Inc.
2801 East Market Street
York, Pennsylvania 17402
(Name and address of agent for service)
(717) 757-7660
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered(1)	per share(2)	offering price	registration fee
Common Stock, $.01 par value	2,000,000	$3.06	$6,120,000	$701.35

(1)	This Registration Statement registers under the Securities Act of 1933, as amended (the “Securities Act”), 2,000,000 shares of the Registrant’s Common Stock which may be offered or sold pursuant to The Bon-Ton Stores, Inc. Retirement Contribution Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

In addition, pursuant to Rule 416(c) under the Securities Act this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Bon-Ton Stores, Inc. Retirement Contribution Plan.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on December 1, 2011 as quoted on the Nasdaq Global Select Market.

EXPLANATORY NOTE
The Bon-Ton Stores, Inc. (the “Registrant”) previously filed Registration Statements on Form S-8 (File No. 33-43105, File No. 333-36725, File No. 333-65120 and File No. 333 -169063) (the “Prior Registration Statements”) with respect to the Plan (as defined below). This Registration Statement is being filed for the purpose of registering 2,000,000 additional shares of Common Stock, $.01 par value per share, of the Registrant for use in connection with The Bon-Ton Stores, Inc. Retirement Contribution Plan (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART I
A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in The Bon-Ton Stores, Inc. Retirement Contribution Plan as specified by Rule 428(b)(1)(i) under the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, filed with the Securities and Exchange Commission on April 13, 2011.
(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2011 and July 30, 2011, filed with the Securities and Exchange Commission on June 6, 2011 and September 7, 2011, respectively .
(c) The Registrant’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2011, March 15, 2011, March 24, 2011, April 15, 2011, May 4, 2011, May 25, 2011, June 15, 2011, August 24, 2011, November 4, 2011, November 15, 2011, and December 1, 2011.
(d) The Plan’s Annual Report on Form 11-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on June 28, 2011.
(e) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-B filed with the Securities and Exchange Commission on April 17, 1996, including all amendments or reports filed for purposes of updating that description (other than portions of such filings that are furnished under applicable SEC rules rather than filed).
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. Exhibits.
The following Exhibits are filed as part of this Registration Statement:

4.1
The Bon-Ton Stores, Inc. Retirement Contribution Plan, as amended and restated April 21, 2010 (incorporated by reference to Exhibit 4.1 to the Registration on Form S-8, File No. 333 -169033, filed on August 26, 2010 (the “2010 S-8”))

4.2	The Bon-Ton Stores, Inc. Retirement Contribution Plan — Amendment for Pension Protection Act and Heart Act (incorporated by reference to Exhibit 4.2 to the 2010 S-8)

5.1	Opinion of J. Gregory Yawman, Esquire as to the legality of the shares of Common Stock covered by this Registration Statement

23.1	Consent of KPMG LLP

23.2	Consent of J. Gregory Yawman, Esquire (contained in Exhibit 5.1)

24	Power of Attorney (included on signature pages of this Registration Statement)

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on this 6th day of December, 2011.

THE BON-TON STORES, INC.
By:	/s/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Byron L. Bergren and Keith E. Plowman, signing singly, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature	Title	Date

/s/ TIM GRUMBACHER Tim Grumbacher	Executive Chairman of the Board of Directors	December 6, 2011

/s/ BYRON L. BERGREN Byron L. Bergren	Director, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2011

/s/ KEITH E. PLOWMAN Keith E. Plowman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2011

/s/ LUCINDA M. BAIER Lucinda M. Baier	Director	December 6, 2011

/s/ PHILIP M. BROWNE Philip M. Browne	Director	December 6, 2011

/s/ MARSHA M. EVERTON Marsha M. Everton	Director	December 6, 2011

/s/ MICHAEL L. GLEIM Michael L. Gleim	Lead Director	December 6, 2011

/s/ TODD C. McCARTY Todd C. McCarty	Director	December 6, 2011

The Plan: Pursuant to the requirements of the Securities Act of 1933, The Bon-Ton Stores, Inc. Retirement Contribution Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on this 6th day of December, 2011.

THE BON-TON STORES, INC. RETIREMENT CONTRIBUTION PLAN

By:	The Bon-Ton Stores, Inc.

THE BON-TON STORES, INC.

By:	/s/ KEITH E. PLOWMAN Keith E. Plowman
Executive Vice President and Chief Financial Officer and Principal Accounting Officer

REGISTRATION STATEMENT ON FORM S-8
EXHIBIT INDEX

Exhibit
No.	Document

4.1
The Bon-Ton Stores, Inc. Retirement Contribution Plan, as amended and restated April 21, 2010 (incorporated by reference to Exhibit 4.1 to the Registration on Form S-8, File No. 333-169033, filed on August 26, 2010 (the “2010 Form S-8”))

4.2	The Bon-Ton Stores, Inc. Retirement Contribution Plan — Amendment for Pension Protection Act and Heart Act (incorporated by reference to Exhibit 4.2 to the 2010 Form S-8)

5.1	Opinion of J. Gregory Yawman, Esquire as to the legality of the shares of Common Stock covered by this Registration Statement

23.1	Consent of KPMG LLP

23.2	Consent of J. Gregory Yawman, Esquire (contained in Exhibit 5.1)

24	Power of Attorney (included on signature pages of this Registration Statement)